1 NewtekOne, Inc. Closes Offering of Depositary Shares Each Representing 1/40th of an Interest in its Series 8.500% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series B Boca Raton, FL August 25, 2025 – On August 20, 2025, NewtekOne, Inc. (the “Company” or “NewtekOne”) (NASDAQ: NEWT) successfully closed an offering of 2,000,000 depositary shares (the “Depositary Shares”), each representing a 1/40th interest in a share of the Company's 8.500% Fixed- Rate Reset Non-Cumulative Perpetual Preferred Stock, Series B (the “Series B Preferred Stock”), with a liquidation preference of $1,000 per share (equivalent to $25.00 per Depositary Share). The offering generated approximately $48.357 million in net proceeds to the Company. In addition, the Company granted the underwriters a 30-day option to purchase up to an additional 150,000 Depositary Shares at the public offering price less the applicable underwriting discount. The newly issued Series B Preferred Stock will pay (and the holders of the Depositary Shares will correspondingly receive) a non- cumulative 8.500% per annum cash dividend (payable quarterly when, as and if declared by the Company’s board of directors, on January 1, April 1, July 1 and October 1 of each year, beginning on October 1, 2025) through October 1, 2030, at which time the dividend rate will reset based on the five- year US treasury rate on the relevant determination date plus a fixed spread and thereafter will reset on the fifth anniversary of the preceding reset date, with the dividend rate determined in the same manner. The Company has applied to list the Depositary Shares on the Nasdaq Global Market® under the ticker symbol “NEWTP.” The Company intends to use the net proceeds from the offering of the Depositary Shares to fund investments, to repay existing debt, and for general corporate purposes. Keefe, Bruyette & Woods, Inc. and Raymond James & Associates, Inc. acted as joint book-running managers for the offering; lead managers included B. Riley Securities, Inc., Janney Montgomery Scott, LLC, Ladenburg Thalmann & Co., and Muriel Siebert & Co., LLC. Barry Sloane, Chief Executive Officer and President, said, "We are pleased to layer additional preferred equity into our capital stack. The newly issued Depositary Shares, each representing a 1/40th interest in a share of the Series B Preferred Stock, on a pro forma basis as of June 30, 2025, increases our tier one capital ratio from 16.1% to 19.2% and increases tier one capital by 19% from $256 million to $305 million, and further, positions NewtekOne to deleverage its balance sheet."

2 This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of these securities, in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. About NewtekOne, Inc. NewtekOne®, Your Business Solutions Company®, is a financial holding company, which along with its bank and non-bank consolidated subsidiaries (collectively, “NewtekOne”), provides a wide range of business and financial solutions under the Newtek® brand to independent business owners. Since 1999, NewtekOne has provided state-of-the-art, cost-efficient products and services and efficient business strategies to independent business owners across all 50 states to help them grow their sales, control their expenses, and reduce their risk. NewtekOne’s and its subsidiaries’ business and financial solutions include: banking (Newtek Bank, N.A.), Business Lending, SBA Lending Solutions, Electronic Payment Processing, Accounts Receivable Financing & Inventory Financing, Insurance Solutions and Payroll and Benefits Solutions. In addition, NewtekOne offers its clients the Technology Solutions (Cloud Computing, Data Backup, Storage and Retrieval, IT Consulting and Web Services) provided by Intelligent Protection Management Corp. (IPM.com) Newtek®, NewtekOne®, Newtek Bank®, National Association, Your Business Solutions Company®, One Solution for All Your Business Needs® and Newtek Advantage® are registered trademarks of NewtekOne, Inc.

3 Note Regarding Forward-Looking Statements Certain statements in this press release are “forward-looking statements” within the meaning of the rules and regulations of the Private Securities Litigation and Reform Act of 1995 are based on the current beliefs and expectations of NewtekOne's management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward- looking statements. See “Note Regarding Forward-Looking Statements” and the sections entitled “Risk Factors” in our filings with the Securities and Exchange Commission which are available on NewtekOne's website (https://investor.newtekbusinessservices.com/sec-filings) and on the Securities and Exchange Commission’s website (www.sec.gov). Any forward-looking statements made by or on behalf of NewtekOne speak only as to the date they are made, and NewtekOne does not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements were made. SOURCE: NewtekOne, Inc. Investor Relations & Public Relations Contact: Bryce Rowe Telephone: (212) 273-8292 / browe@newtekone.com